Exhibit 24 a

                         Consent of Independent Auditors


We hereby consent to the inclusion in this Annual Report on Form 10-K and the further incorporation by reference in the Registration Statements on Form S-3 (Registration No. 33-28249), Form S-8 (Registration No. 33-54852), Form S-8 (Registration No. 33-57494), and Form S-8 (Registration No. 33-01989) of our report dated February 28, 1997 with respect to the consolidated financial statements of Financial Trust Corp for the year ended December 31, 1996.


                                                  Beard & Company, Inc.

Reading, Pennsylvania
March 4, 1997